UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

[ ]	Preliminary proxy statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive proxy statement.
[ ]	Definitive additional materials.
[ ]	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

COMSTOCK RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
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COMSTOCK RESOURCES, INC.
Notice of 2009 Annual Meeting of Stockholders
and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

Tuesday, May 19, 2009
10:00 A.M.
Comstock Resources, Inc.
Corporate Headquarters
5300 Town and Country Blvd.
Suite 300
Frisco, Texas 75034

April 20, 2009

Dear Comstock Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Comstock Resources, Inc.  The meeting will be held at 10:00 a.m., local time, on Tuesday, May 19, 2009, at the Company's headquarters at 5300 Town and Country Blvd., Suite 300 in Frisco, Texas.  Your Board of Directors and management look forward to greeting those of you who are able to attend in person.  We have included a map and directions to the meeting site on the back page of this proxy statement.

•	You will find enclosed the Notice of Annual Meeting of Stockholders on the following page that identifies four proposals for your action.

•	At the meeting we will present a report on Comstock's 2008 operating results and on other matters of interest to you.

•	You will find enclosed our 2008 Annual Report, which includes our financial statements.

Your vote is important.  The Board of Directors appreciates and encourages stockholder participation in Comstock's affairs.  Whether or not you can attend the meeting, please read the Proxy Statement carefully, then vote through the internet, by telephone or sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

    Sincerely,

                     M. Jay Allison
 Chairman of the Board and Chief Executive Officer

COMSTOCK RESOURCES, INC.

5300 Town and Country Blvd.
Suite 500
Frisco, Texas 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2009

The 2009 Annual Meeting of Stockholders of Comstock Resources, Inc. (the "Company" or "Comstock") will be held at the Company's headquarters at 5300 Town and Country Blvd, Suite 300 in Frisco, Texas, on Tuesday, May 19, 2009, at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class C directors named in the Company's proxy statement to serve a term of three years until their successors are duly elected and qualified;

2.	To approve the 2009 Long-term Incentive Plan;

3.
To amend our Restated Articles of Incorporation which will increase the amount of the authorized capital stock of the Company from 55,000,000 shares to 80,000,000 shares and increase the number of authorized shares of the Company's common stock from 50,000,000 shares to 75,000,000 shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2009; and

5.	To transact such other business as may properly come before the meeting and any adjournments thereof.

You must be a stockholder of record at the close of business on April 9, 2009 to be entitled to vote at the annual meeting.

Your participation in Comstock's affairs is important.  Our officers will be present to respond to questions from stockholders.  To ensure your representation, if you do not expect to be present at the meeting, please vote through the internet, by telephone or sign and date the enclosed proxy card and return it to us promptly.  A stamped envelope has been provided for your convenience.  The prompt return of proxies will ensure a quorum and save us the expense of future solicitation.

By Order of the Board of Directors,

                Roland O. Burns
 Secretary
April 20, 2009

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.  NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.  IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

PROXY STATEMENT
Table of Contents

i

Stockholder Communications	31
Annual Report	32
APPENDIX A
Proposed Comstock Resources, Inc. 2009 Long-term Incentive Plan	A-1
APPENDIX B
Proposed Certificate of Amendment to the Restated Articles of Incorporation	B-1
MAP TO OUR ANNUAL MEETING OF STOCKHOLDERS

ii

COMSTOCK RESOURCES, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2009

INTRODUCTION

Our Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on the proposals being voted on.  You are invited to attend the annual meeting and vote your shares directly.  However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.  Our principal executive offices are located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

This Proxy Solicitation

There are two parts to this solicitation: the proxy card and this proxy statement.  The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.  We are first sending the notice, this proxy statement, and the proxy card on or about April 20, 2009 to all stockholders entitled to vote.  This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote.  It is divided into six sections following this Introduction:

•	"Voting"
•	"Security Ownership of Certain Beneficial Owners and Management"
•	"Proposals to be Voted Upon"
•	"Corporate Governance Matters"
•	"Executive Compensation"
•	"Other Matters"

We are soliciting your proxy for the 2009 annual meeting and will pay for soliciting these proxies.  Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication.  We have retained Broadridge Financial Solutions, Inc. to assist in distributing proxy solicitation materials and independently tabulate votes.  We also retained Innisfree M&A Incorporated ("Innisfree") to solicit proxies for this meeting.  We will pay Innisfree approximately $20,000 plus out-of-pocket expenses for their services.  We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family.  Each stockholder in the household will continue to receive a separate proxy card.  This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses.  However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below, and we will send a separate copy to each stockholder.

If the shares are registered in the name of the stockholder, the stockholder should contact us at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attn: Investor Relations, telephone number (800) 877-1322 to inform us of their request.  If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Electronic Availability of Proxy Materials for 2009 Annual Meeting

The Proxy Statement and our Annual Report to Stockholders and Form 10-K for the year ended December 31, 2008 are available electronically on our website at www.comstockresources.com.

The Annual Meeting

The annual meeting will be held on Tuesday, May 19, 2009 at our headquarters in Frisco, Texas, beginning at 10:00 a.m. local time.  A quorum of stockholders is necessary to hold a valid meeting.  A majority of our common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.  Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting.  A broker non-vote occurs when a broker votes on some matters on the proxy card but not on other matters because he does not have the authority to do so.  Abstentions and broker non-votes will not be counted when tabulating the votes cast on the election of the directors.

Stockholders

On April 9, 2009, we had 46,457,595 issued and outstanding shares of common stock which are eligible to vote at the annual meeting.  You are entitled to one vote at the annual meeting for each share of our common stock that you owned of record at the close of business on April 9, 2009.  The number of shares you own (and may vote) is listed on the enclosed proxy card.

VOTING

How to Vote Your Shares

You may vote your shares in person at the annual meeting, by internet, by telephone or by mail.

Voting in Person.  Shares held in your name as the stockholder of record may be voted in person at the annual meeting.  To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting.  If your shares are held in the name of a broker, trustee or another nominee ("street name"), you may vote the shares in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

If you elect to vote your shares other than in person at the annual meeting, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions.  The board of directors has appointed M. Jay Allison and Roland O. Burns to serve as the proxies for the annual meeting.

Voting by Internet.  Stockholders of record with internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards.  Most stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustee or nominees.  Please check the voting instruction card for internet voting availability.

Voting by Telephone.  Stockholders of record may submit proxies by following the "Vote by Phone" instructions on their proxy cards.  Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.  Please check the voting instruction card for telephone voting availability.

Voting by Mail.  Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes.  Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.  Your proxy will be valid only if you sign, date and return it so that it is received before the annual meeting.

If you complete the entire proxy card, except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors, "for" approval of the 2009 Long-term Incentive Plan, "for" the amendment of our Restated Articles of Incorporation increasing the amount of the authorized stock of the Company from 55,000,000 shares to 80,000,000 shares and increasing the number of authorized shares of the Company's common shares from 50,000,000 shares to 75,000,000 shares, and "for" the ratification of Ernst & Young LLP as our independent registered public accounting firm.

If any nominee for election to the board of directors is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.  The board of directors knows of no matters, other than those described above, to be presented for consideration at the annual meeting.

Changing Your Vote

You may change your vote at any time prior to the vote at the annual meeting, except that votes submitted through the internet or telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2009.  If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person.  Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.  For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Where to Find Voting Results

We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of 2009, which we intend to file with the Securities and Exchange Commission (the "Commission") in August 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth stockholder information as of April 9, 2009, for persons known to us to be large stockholders (5% or more), directors or executive officers.  Ownership of our common stock is shown in terms of "beneficial ownership."  A person generally "beneficially owns" shares if he or she has either the right to vote those shares or dispose of them.  More than one person may be considered to beneficially own the same shares.  In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her.  Shares shown as beneficially owned by our directors or executive officers include shares that they have the right to acquire by exercising options on or before June 8, 2009.  The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of our common stock outstanding on April 9, 2009 (46,457,595 shares) plus the number of unissued shares as to which such person has the right to acquire voting or dispositive power on or before June 8, 2009.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)		Percent

M. Jay Allison	1,450,004		3.1%
President, Chief Executive Officer and Chairman of the Board of Directors
Roland O. Burns	550,322		1.2%
Director, Senior Vice President, Chief Financial Officer, Secretary and Treasurer
D. Dale Gillette	64,500		*
Vice President of Land and General Counsel
Mack D. Good	138,250		*
Chief Operating Officer
David K. Lockett	38,536		*
Director
Cecil E. Martin	39,399		*
Director
Stephen E. Neukom	35,000		*
Vice President of Marketing
Daniel K. Presley	52,000		*
Vice President of Accounting
Richard D. Singer	32,000		*
Vice President of Financial Reporting
David W. Sledge	79,864	(3)	*
Director
Nancy E. Underwood	54,200		*
Director

All Executive Officers and Directors as a Group (11 Persons)	2,534,075		5.4%

FMR, LLC 82 Devonshire Street, Boston, Massachusetts 02109	6,902,451	(4)	14.9%

Barclays Global Investors, NA 400 Howard Street, San Francisco, California 94105	2,946,393	(5)	6.3%

*  Indicates less than one percent.

(1)	Unless otherwise noted, the address of each beneficial owner is c/o Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.
(2)
Includes shares issuable pursuant to stock options which are presently exercisable or exercisable on or before June 8, 2009 in the following amounts: Mr. Allison–135,000 shares; Mr. Burns–33,750 shares; Mr. Lockett–35,000 shares; Mr. Martin–30,000 shares; Mr. Presley–15,000 shares; Mr. Sledge–40,000 shares; Ms. Underwood–40,000 shares; and all executive officers and directors–298,750 shares.

(3)	Includes 35,000 shares held by Mr. Sledge as Trustee for the Allison Children Trusts.
(4)	Represents shares held on December 31, 2008, based on filing on Schedule 13G dated February 17, 2009.
(5)	Represents shares held on December 31, 2008, based on filing on Schedule 13G dated February 5, 2009.

PROPOSALS TO BE VOTED UPON

(1)	Election of Directors

On the agenda for the annual meeting will be the election of two Class C directors each to serve a term of three years beginning at the annual meeting.  The nominees receiving the greatest number of votes cast will be elected.  So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.  A "broker non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.  Our Board of Directors presently consists of six members comprised of three classes (Class A, B and C).  Directors are elected in classes to serve terms of three years.  The current Class A directors, whose terms will expire in 2010, are Cecil E. Martin and Nancy E. Underwood.  The Class B directors, whose terms expire in 2011, are M. Jay Allison and David W. Sledge.  The Class C directors, whose terms expire at the annual meeting, are Roland O. Burns and David K. Lockett.

The Board of Directors has nominated Roland O. Burns and David K. Lockett for re-election to the Board of Directors.

Nominees for Three-Year Term

ROLAND O. BURNS, (49) Director, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Mr. Burns has been our Senior Vice President since 1994, Chief Financial Officer and Treasurer since 1990, our Secretary since 1991 and a director since 1999.  From 1982 to 1990, Mr. Burns was employed by the public accounting firm, Arthur Andersen.  During his tenure with Arthur Andersen, Mr. Burns worked primarily in the firm's oil and gas audit practice. Mr. Burns was a director, Senior Vice President and the Chief Financial Officer of Bois d'Arc Energy, Inc. from the time of its formation in 2004 until its merger with Stone Energy Corporation in August 2008.  Mr. Burns received B.A. and M.A. degrees from the University of Mississippi in 1982 and is a Certified Public Accountant.

DAVID K. LOCKETT, (54) Director

Mr. Lockett has served as a director since 2001.  Mr. Lockett is a Vice President with Dell Inc. and has held executive management positions in several divisions within Dell since 1991.  Mr. Lockett has been employed by Dell Inc. for the past 17 years and has been in the technology industry for the past 32 years.  Mr. Lockett was a director of Bois d'Arc Energy, Inc. from May 2005 until its merger with Stone Energy Corporation in August 2008.  Mr. Lockett received a B.B.A. degree from Texas A&M University in 1976.

Directors Continuing in Office

M. JAY ALLISON, (53) President, Chief Executive Officer and Chairman of the Board of Directors

Mr. Allison has been a director since 1987, and our President and Chief Executive Officer since 1988.  Mr. Allison was elected Chairman of the board of directors in 1997.  From 1987 to 1988, Mr. Allison served as our Vice President and Secretary.  From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas.  Mr. Allison was Chairman of the Board of Directors of Bois d'Arc Energy, Inc. from the time of its formation in 2004 until its merger with Stone Energy Corporation in August 2008. He received B.B.A., M.S. and J.D. degrees from Baylor University in 1978, 1980 and 1981, respectively.  Mr. Allison also currently serves as a Director of Tidewater Marine, Inc., and on the Advisory Board of the Salvation Army in Dallas, Texas.

CECIL E. MARTIN, (67) Director

Mr. Martin has served as a director since 1989 and is currently the chairman of our audit committee.  Mr. Martin is an independent commercial real estate investor who has primarily been managing his personal real estate investments since 1991.  From 1973 to1991, he also served as chairman of a public accounting firm in Richmond, Virginia.  Mr. Martin was a director and chairman of the Audit Committee of Bois d'Arc Energy, Inc. from May 2005 until its merger with Stone Energy Corporation in August 2008.  Mr. Martin also serves on the board of directors and as a member of the Audit Committees of Crosstex Energy, Inc. and Crosstex Energy, L.P.  Mr. Martin holds a B.B.A. degree from Old Dominion University and is a Certified Public Accountant.

DAVID W. SLEDGE, (52) Director

Mr. Sledge has served as a director since 1996.  Mr. Sledge was President and Chief Operating Officer of Sledge Drilling Company until it was acquired by Basic Energy Services, Inc. in April 2007 and served as a Vice President of Basic Energy Services, Inc. from April 2007 to February 2009.  He served as an area operations manager for Patterson-UTI Energy, Inc. from May 2004 until January 2006.  From October 1996 until May 2004, Mr. Sledge managed his personal investments in oil and gas exploration activities.  Mr. Sledge was a director of Bois d'Arc Energy, Inc. from May 2005 until its merger with Stone Energy Corporation in August 2008.  Mr. Sledge is a past director of the International Association of Drilling Contractors and is a past chairman of the Permian Basin chapter of this association.  He received a B.B.A. degree from Baylor University in 1979.

NANCY E. UNDERWOOD, (57) Director

Ms. Underwood has served as a director since 2004.  Ms. Underwood is owner and President of Underwood Financial Ltd., a position she has held since 1986.  Ms. Underwood holds B.S. and J.D. degrees from Emory University and practiced law at an Atlanta, Georgia based law firm before joining River Hill Development Corporation in 1981.  Ms. Underwood currently serves on the Executive Board and Campaign Steering Committee of the Southern Methodist University Dedman School of Law and on the board of the Presbyterian Hospital of Dallas Foundation.

There are no family relationships among any of our officers or directors.

The Board of Directors recommends that stockholders vote FOR the re-election of Mr. Burns and Mr. Lockett.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

(2)	Approve the Comstock Resources, Inc. 2009 Long-term Incentive Plan

General

On March 31, 2009, the Board of Directors approved submission of the 2009 Long-term Incentive Plan (the "2009 Plan") to the stockholders for approval.  The 2009 Plan is designed to replace the 1999 Long-term Incentive Plan (the "1999 Plan") which terminated by its terms on March 31, 2009.  The 2009 Plan is similar to the 1999 Plan in that it provides for the granting of options, restricted shares of common stock and performance units to key employees and non-employee directors.  The 2009 Plan will become effective upon stockholder approval, and no awards will be made under the 2009 Plan prior to stockholder approval.  The full text of the 2009 Plan is attached to this Proxy Statement as Appendix A, and the following description is qualified in its entirety by reference to Appendix A.

As a result of the termination of the 1999 Plan on March 31, 2009, no further awards can be made under the 1999 Plan.  The adoption of the 2009 Plan will enhance our ability to (a) provide incentive compensation to key employees, (b) attract new employees, and (c) provide compensation to non-employee directors.  It is anticipated that the 4,000,000 shares proposed to be authorized under the 2009 Plan will enable us to provide sufficient grants of awards for the foreseeable future.

We are seeking shareholder approval for the 2009 Plan.  Shareholder approval is required under the requirements of the New York Stock Exchange which are applicable to us.  By allowing us to continue to offer our key employees and non-employee directors (approximately 47 employees and four non-employee directors) long-term performance-based compensation through the 2009 Plan, the Board of Directors believes we will continue to be able to attract, motivate, and retain individuals of exceptional talent upon whom, in large measure, our future success depends.

Purpose of the 2009 Plan

The purpose of the 2009 Plan is to attract, retain and motivate key participating employees and to attract and retain well-qualified members to the Board of Directors through the use of incentives based upon the value of common stock.  Awards under the 2009 Plan are determined by the compensation committee of the Board of Directors, and may be made to our key executives, managerial employees and non-employee directors.

Summary of the 2009 Plan

Administration of Plan

The 2009 Plan is administered by the compensation committee, each member of which must be a non-employee director, as defined by Rule 16b-3 promulgated by the Commission under the Securities Exchange Act of 1934, as amended.  Subject to the provisions of the 2009 Plan, the compensation committee has authority to select employees and non-employee directors to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the number and value of performance units awarded and earned and to cancel or suspend awards.  The compensation committee is authorized to interpret the 2009 Plan, to establish, amend and rescind any rules and regulations relating to the 2009 Plan, to determine the terms and provisions of any agreements made pursuant to the 2009 Plan and to make all other determinations that may be necessary or advisable for the administration of the 2009 Plan.

The compensation committee may not amend a stock option or stock appreciation right to reduce the exercise or base price of the award.  The compensation committee is prohibited from accelerating the vesting of restricted stock, restricted stock units and performance units, except in the event of death, disability, retirement or a change in control.

Eligibility Under the 2009 Plan

Key employees and non-employee members of the Board of Directors selected by the compensation committee would be eligible for awards.

Duration of Plan

Assuming the 2009 Plan is approved by the stockholders at the annual meeting, the 2009 Plan will expire on May 18, 2019.  Following that date, no further awards may be made under the 2009 Plan.

Types of Awards

Awards under the 2009 Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options), restricted stock, stock appreciation rights, restricted stock units and performance units.

Authorized Shares Available for Awards Under the 2009 Plan

The 2009 Plan authorizes awards to key employees and non-employee directors of up to 4,000,000 shares of common stock.  In addition, the shares of common stock that become available upon the lapse or expiration of prior grants under the 2009 Plan will be authorized for future grant under the 2009 Plan.

Annual Limits on Awards to Employees

No employee may be granted stock options or stock appreciation rights under the 2009 Plan in any single fiscal year, the total number of shares subject to which exceed 1,000,000 shares.

Terms of Awards

The 2009 Plan requires that awards of restricted stock, restricted stock units and performance units denominated in shares of our stock ("full-value awards") vest over a minimum period of continued service with us.  Awards that vest based on the achievement of performance goals are subject to a minimum vesting period of one year after the date of grant.  If vesting is not based on performance, the minimum vesting period is three years after the date of grant.  Vesting over a three-year period includes periodic graded vesting.  Awards may provide for accelerated vesting in the event of death, disability, retirement, or a change of control.  Notwithstanding these requirements, up to 5% of the shares available for awards under the 2009 Plan, or 200,000 shares, may be granted as non-performance-based full-value awards with a vesting term of less than three years.

Stock Options

Stock options may be awarded under the 2009 Plan with an exercise price of not less than one hundred percent of the market value of the common stock on the date of the award or, if greater, the par value of the common stock.  The 2009 Plan authorizes the award of both non-qualified stock options and incentive stock options.  Only our employees are eligible to receive awards of incentive stock options.  The aggregate value (determined at the time of the award) of the common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000.  The term of stock options cannot exceed ten years.

In addition to allowing an optionee to pay cash to exercise options, or deliver stock certificates for previously-owned shares of common stock, the 2009 Plan will permit an optionee to use cashless exercise procedures.  These include broker-assisted cashless exercises (selling a portion of the option shares to pay the exercise price and withholding taxes), and an attestation procedure in a stock-for-stock cashless exercise, avoiding the delays in requiring physical delivery of stock certificates.

The 2009 Plan permits recipients of non-qualified stock options (including non-employee directors) to transfer their vested options by gift to family members (or trusts or partnerships of family members).  After transfer of an option, the optionee remains subject to tax upon the exercise of the option, and we retain the right to claim a deduction for compensation upon the exercise of the option.

Restricted Stock

The 2009 Plan authorizes the compensation committee to grant to key employees and non-employee directors shares of restricted stock.  The holder will become vested in shares of restricted stock free of all restrictions if he or she completes a required period of employment or service following the award and satisfies any other conditions; otherwise, the shares will be forfeited.  The restricted period may be no more than ten years, and must be at least one year.  The holder will have the right to vote the shares of restricted stock and, unless the compensation committee determines otherwise, the right to receive dividends on the shares.  The holder may not sell or otherwise dispose of restricted stock until the conditions imposed by the compensation committee have been satisfied.

Stock Appreciation Rights

The 2009 Plan authorizes the compensation committee to award stock appreciation rights ("SARs") payable in cash or shares of stock.  An SAR is an award that entitles the holder to receive an amount equal to the difference between (1) the fair market value of the shares of stock at the time of exercise of the SAR and (2) the fair market value of the shares of stock on the date that the SAR was granted.  Under the 2009 Plan, this amount is paid to the holder upon the exercise of a SAR in the form of shares of stock (valued at their fair market value at the time of exercise) or in cash, as specified in the award agreement.  The maximum term of SARs is ten years.

When an award of SARs is made, the total number of SARs covered by the award (and not the "net" number of shares that would be issued in the future upon exercise of the SAR) is charged against the pool of shares authorized under the 2009 Plan.

Restricted Stock Units and Performance Units

The 2009 Plan authorizes the compensation committee to award restricted stock units and performance units payable in cash or shares of stock.  A restricted stock unit is the grant of a right to receive shares of stock in the future, upon vesting of the award.  Under the 2009 Plan, a number of performance units is initially assigned by the compensation committee and the number of units actually earned will be contingent on future performance of the holder and/or us over the performance period in relation to the established performance measures.  Although the performance measures and performance period will be determined by the compensation committee at the time of the award of performance units, they may be subject to such later revision as the compensation committee deems appropriate to reflect significant events or changes.  The maximum term of restricted stock units and performance units is ten years.

Change of Control Events

In the event we have a change in control, as defined in the 2009 Plan, all outstanding stock options, restricted stock, stock appreciation rights and restricted stock units will automatically become fully exercisable and/or vested, and performance units may be paid out in such manner and amounts as determined by the compensation committee.

New Plan Benefits

Awards to be received by individual participants are not determinable because the compensation committee determines the amount and nature of any award under the 2009 Plan in its sole discretion at the time of grant.  As a result, the benefits that might be received by participants receiving discretionary grants under the 2009 Plan are not determinable.  During the 2008 fiscal year, employees were awarded a total of 426,750 restricted shares and non-employee directors were awarded a total of 40,000 options to purchase common stock under the 1999 Plan, for a total of 466,750 shares of common stock being subject to equity awards.

Federal Income Tax Consequences

The discussion below summarizes the expected federal income tax treatment of awards under the 2009 Plan, under currently applicable laws and regulations.  It is only a summary of the effect of U.S. federal income taxation upon recipients of awards and us with respect to the grant and exercise of awards under the 2009 Plan.  It does not purport to be complete and does not discuss the tax consequences arising in the context of a recipient's death or the income tax laws of any municipality, state or foreign country in which the recipient's income or gain may be taxable.

Non-Qualified Stock Options

The grant of a non-qualified stock option does not result in taxable income to the holder of such an option or in a deduction by us.  The tax consequences are determined generally at the time the optionee exercises the non-qualified stock option.  Upon the exercise of a non-qualified stock option, the optionee generally recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price of the option.  We are entitled to a deduction for the year in which the optionee's tax year ends in an amount equal to the amount that was includable in the optionee's gross income.  Upon exercise of options, shares can be withheld (or delivered to us, in the case of previously-owned shares) to satisfy tax withholding obligations.

If an optionee surrenders or delivers shares of common stock in whole or partial payment of the exercise price, the optionee will not recognize taxable income when the non-qualified stock option is exercised to the extent that the number of shares so surrendered or delivered equals the number of shares received upon the exercise of the option.  The optionee will, however, recognize ordinary income with respect to the shares received in excess of the number of shares so surrendered or delivered, in an amount equal to the excess of the fair market value of such excess shares on the date the non-qualified stock option is exercised over the amount of any cash paid.

An optionee's tax basis in the stock acquired pursuant to the exercise of a non-qualified stock option for which the option price is paid solely in cash will be equal to the amount of cash paid plus the amount of ordinary income that the optionee recognizes upon exercise of the option.  As to the stock acquired pursuant to exercise of a non-qualified stock option for which an optionee surrenders stock in payment of all or part of the aggregate option price, the optionee's tax basis in the number of shares acquired in the exchange which is equal to the number of surrendered shares shall be the same as that of the surrendered shares.  The holding period of these acquired shares shall be the same as that of the surrendered shares.  The optionee's tax basis in any excess shares acquired in the exchange shall be zero, increased by the amount of cash, if any, paid upon the exercise of the non-qualified stock option and the amount of ordinary income that the optionee recognizes upon exercise of the option.  The holding period of these acquired shares shall begin as of the date such stock is transferred to the optionee.

Incentive Stock Options

Under current law, the holder of an option will not recognize taxable income on the grant or exercise of an incentive stock option.  However, the amount by which the fair market value of common stock on the date the incentive stock option is exercised exceeds the exercise price of such option will be treated as income for purposes of computing the optionee's alternative minimum taxable income in the year the incentive stock option is exercised.

If the shares of common stock acquired through the exercise of an incentive stock option are held by an optionee through the later of (1) two years from the date of the grant of the option or (2) one year after the transfer of such shares to the optionee pursuant to the exercise, the amount received by the optionee upon the sale or other disposition of such shares in excess of the optionee's tax basis in such shares will be taxable to such optionee as a long-term capital gain in the year of such sale or disposition.  An optionee's tax basis in the shares of common stock acquired pursuant to the exercise of an incentive stock option will be equal to the exercise price of such options.

If the shares of common stock acquired through the exercise of an incentive stock option are disposed of prior to the expiration of the two-year or one-year holding periods, an amount equal to the difference between (1) the lesser of (a) the amount realized on the sale or exchange, and (b) the fair market value of the shares on the date the option was exercised, and (2) the exercise price of the option relating to the shares sold or exchanged will be taxable to the optionee as ordinary income in the year of such disposition.  In addition, if the amount realized from the sale or exchange is greater than the fair market value of the shares on the date the incentive stock option was exercised, the optionee will also recognize gain in an amount equal to such difference.  This gain will be characterized as long-term or short-term capital gain, depending upon the holding period of such shares.  If common stock is disposed of by gift prior to the expiration of the two-year or one-year holding periods, an amount equal to the fair market value of the shares on the date of exercise less the exercise price of the option relating to the shares disposed of will be taxable to the optionee as ordinary income in the year of such disposition.

The grant or exercise of an incentive stock option will not result in any federal income tax consequences to us.  However, if common stock acquired through the exercise of an incentive stock option is disposed of by the optionee prior to the expiration of the two-year or one-year holding periods described above, we will be allowed a deduction equal to the amount of income includable in the optionee's gross income as a result of the disposition.

Restricted Shares

A participant normally will not realize taxable income and we will not be entitled to a deduction upon the grant of restricted shares.  When the shares are no longer subject to a substantial risk of forfeiture, the participant will realize taxable ordinary income in an amount equal to the fair market value of such shares at such time, and we will be entitled to a deduction in the same amount.  A participant may make a special tax election which affects the timing and measurement of income recognized in connection with the grant of restricted shares, and our deduction.

Dividends received by a participant on restricted shares during the restricted period are generally taxable to the participant as ordinary income and will be deductible by us.

Stock Appreciation Rights

Under current federal tax law, upon the grant of an SAR, no taxable income will be realized by the holder and we will not be entitled to any tax deduction.  Upon exercise of an SAR, the holder will realize ordinary taxable income on the date of exercise.  Such taxable income will equal the difference between the fair market value of the common stock on the date of grant of the SAR and the cash received upon exercise, or, as applicable, the fair market value of the common stock received upon exercise on the date of exercise.  We will be entitled to a corresponding tax deduction.

Restricted Stock Units and Performance Units

A participant receiving an award of a restricted stock unit or a performance unit will not realize taxable income until the restricted stock unit or performance unit is paid, in an amount equal to the fair market value of shares received in payment or the amount of cash received, as applicable, and we will be entitled to a corresponding deduction at such time.

Withholding

We will retain the right to deduct or withhold, or require an employee to remit to us, an amount sufficient to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event as a result of awards under the 2009 Plan.

Change in Control and Excess Parachute Payments

The accelerated vesting of awards upon a change in control could result in a participant being considered to receive "excess parachute payments" (as defined in Section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant.  If so, we would not be able to deduct the excess parachute payments and may, in accordance with executive officers' employment agreements, be required to pay an amount to such officers to enable them to pay the excise tax.

Section 162(m) Limitations

Section 162(m) of the Code generally places a $1 million annual limit on a company's tax deduction for compensation paid to a "covered employee."  A "covered employee" is an employee who is, on the last day of the company's taxable year in which the deduction would otherwise be claimed, the company's chief executive officer or one of the other four highest paid officers named in its proxy statement except the chief financial officer.  This limit does not apply to compensation that satisfies the applicable requirements for performance-based compensation, one of which is that stockholders approve the material terms of the compensation.

The 2009 Plan incorporates the requirements for the performance-based compensation exception applicable to options and SARs, so that all such awards should qualify for the exception.  In addition, the compensation committee may grant other awards designed to qualify for this exception.  However, the compensation committee reserves the right to grant awards that do not qualify for this exception, and in some cases, including a change in control, the exception may cease to be available for some or all awards (including options and SARs) that otherwise so qualify.  Thus, it is possible that Section 162(m) may disallow compensation deductions that would otherwise be available to us.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS.  PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

The Board of Directors recommends that the stockholders vote FOR approval of the 2009 Plan.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting is necessary for approval of the 2009 Plan.

(3)	Amendment to the Restated Articles of Incorporation to increase the Authorized Capital Stock of the Company

The Board has determined that it is necessary to propose an amendment to our Restated Articles of Incorporation, as amended, to increase the number of authorized shares of capital stock from 55 million to 80 million and to increase the number of authorized shares of common stock from 50 million to 75 million.

Under our Restated Articles of Incorporation, as amended, the total number of shares of capital stock which we have the authority to issue is 55 million.  Of these authorized shares, common stock comprises 50 million shares and preferred stock comprises 5 million shares.  As of April 20, 2009, the number of shares of common stock outstanding was 46,457,595 (there were no shares held in treasury), and 456,870 shares of common stock were reserved for issuance upon exercise of outstanding stock options issued under the 1999 Plan and 65,600 were reserved for warrants exercisable for common stock.  As a result, as of April 20, 2009, we have a total of 3,019,935 shares of common stock available for issuance, after taking into account shares reserved for issuance on the exercise of stock options and warrants.  No shares of preferred stock are outstanding, and the proposed amendment would not increase the authorized number of shares of preferred stock.

The Board believes that it is advisable and in the best interests of our stockholders to increase the number of authorized shares of common stock to provide a sufficient reserve of shares for our future business and financial needs.  We last increased our number of authorized shares in 1997.  Our ability to provide equity compensation under the 2009 Plan, which is the subject of Proposal 2 included in this proxy statement, will be impaired without additional shares of authorized common stock that could be used to provide such compensation.  These additional authorized shares would also provide us greater flexibility in the consideration of possible future acquisitions, sales of common stock or convertible securities to enhance capital and liquidity, future stock dividends or stock splits, and other corporate purposes as the Board may consider appropriate from time to time.  Assuming our stockholders approve the proposed amendment to our Restated Articles of Incorporation as set forth below, we do not expect that further authorization from our stockholders will be solicited for the issuance of any shares of common stock, except to the extent required by applicable law or by the rules of the New York Stock Exchange.  Existing holders of shares of common stock would have no preemptive rights under our Restated Articles of Incorporation to purchase any additional shares of common stock we may issue.  Under Nevada law, stockholders are not entitled to appraisal rights with respect to this proposal.

It is possible that we may issue additional shares of common stock at a time and under circumstances that may dilute the voting power of existing stockholders, decrease earnings per share and decrease the book value per share of shares presently held.  We have no specific plans, proposals or arrangements, written or otherwise, to issue any of the additional shares of common stock at this time.

The increase in the authorized number of shares of common stock and the subsequent issuance of a large number of those shares could have the effect of delaying or preventing a change of control without further action by our stockholders, and thus make it more difficult to remove and replace our management.  Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a change of control more difficult, and therefore less likely.  The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support our Board in a potential takeover scenario.  In addition, the increase in authorized shares of common stock could permit our Board to approve our issuance of common stock to persons supportive of our incumbent management.  Those persons might then be in a position to vote to prevent or delay a proposed business combination or other change-of-control transaction that is deemed unacceptable to the Board, although perceived to be desirable by some of our stockholders.  Any such issuance could provide our management with a means to block any vote that might be used to effect a business combination or other change-of-control transaction in accordance with our Restated Articles of Incorporation.  Although these potential anti-takeover effects are inherent in the proposed amendment, our Board does not view the increase in the number of authorized shares of common stock as an anti-takeover measure, and the amendment is not being made in response to any specific proposed or contemplated change-of-control transaction or effort by any third party.

The Board has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of an amendment to Article Fourth of our Restated Articles of Incorporation to increase the number of authorized shares of capital stock from 55 million to 80 million and to increase the number of authorized shares of common stock from 50 million to 75 million.  The first paragraph of Article Fourth is proposed to be deleted in its entirety.  This paragraph currently provides that:

Fourth:  That the amount of the total of the authorized capital stock of the corporation is Fifty-five Million (55,000,000) shares of which Fifty Million (50,000,000) shares are Common Stock, Fifty Cents ($0.50) par value per share, and Five Million (5,000,000) shares are Preferred Stock, Ten Dollars ($10.00) par value per share.  The shares of Common Stock shall be identical in all respects and shall have one vote per share on all matters on which stockholders are entitled to vote.  The Preferred Stock may be issued in one or more series; shares of each series shall be identical in all respects and shall have such voting, dividend, conversion and other rights, and such preferences and privileges as may be determined by resolution of the Board of Directors of the Corporation.

The following paragraph is proposed to be the new first paragraph of Article Fourth:

Fourth:  That the amount of the total of the authorized capital stock of the corporation is Eighty Million (80,000,000) shares of which Seventy-Five Million (75,000,000) shares are Common Stock, Fifty Cents ($0.50) par value per share, and Five Million (5,000,000) shares are Preferred Stock, Ten Dollars ($10.00) par value per share.  The shares of Common Stock shall be identical in all respects and shall have one vote per share on all matters on which stockholders are entitled to vote.  The Preferred Stock may be issued in one or more series; shares of each series shall be identical in all respects and shall have such voting, dividend, conversion and other rights, and such preferences and privileges as may be determined by resolution of the Board of Directors of the Corporation.

If approved, this amendment will become effective upon the filing of a certificate of amendment to our Restated Articles of Incorporation with the Secretary of State of the State of Nevada, which we would complete promptly after the annual meeting. The full text of the proposed Certificate of Amendment to the Restated Articles of Incorporation is attached to this Proxy Statement as Appendix B.

The Board of Directors recommends that stockholders vote FOR approval of the Amendment.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock is required to amend Article Fourth of our Restated Articles of Incorporation.

(4)	Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors, upon the recommendation of the audit committee, has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for 2009.  Stockholders are being asked to ratify this appointment.  Ernst & Young LLP has served in this capacity since 2003.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to answer your questions.

The Board of Directors recommends that stockholders vote FOR such ratification.  Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the annual meeting is necessary for ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles and Code of Business Conduct and Ethics

The Board of Directors has adopted a set of corporate governance guidelines, a code of business conduct and ethics and a policy regarding the approval of related party transactions.  These materials are available on our website at www.comstockresources.com, and are available upon written request to our corporate secretary.

Determinations of Director Independence

Under rules adopted by the New York Stock Exchange ("NYSE"), we must have a majority of independent directors.  No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us (either directly, or as a partner, shareholder or officer of an organization that has a relationship with us).  In evaluating each director's independence, the Board of Directors considers all relevant facts and circumstances and relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest in us, our affiliates, or our executives.  As a result of this review, the Board of Directors affirmatively determined that Mr. Lockett is independent from us and our management.  Of the directors continuing in office, the Board has determined that Messrs. Martin and Sledge and Ms. Underwood are independent according to the NYSE's rules.

Board of Director Meetings and Committees

Our Board of Directors held six meetings during 2008.  We have four standing committees: the audit committee, the compensation committee, the corporate governance / nominating committee and the executive committee.  During 2008, the audit committee held six meetings and the executive committee, the compensation committee and the corporate governance / nominating committee each held one meeting.  All of our directors attended all of the board and their respective committee meetings during 2008.  All of our directors are strongly encouraged to attend the annual meeting of stockholders and they all attended the 2008 annual meeting.  Each of the independent directors presides at the executive sessions of non-management directors on a rotating basis.

Adoption of Written Charters

Effective July 31, 2003, the Board of Directors adopted new charters for the audit committee, the compensation committee and the corporate governance / nominating committee.  A copy of the charter for each committee is available on our website at www.comstockresources.com.  The charters of these committees are also available upon written request to our corporate secretary.

Approval of Related Party Transactions

On March 31, 2009 the Board of Directors adopted a written policy regarding the approval of related party transactions.  At any regularly scheduled audit committee meeting of the year, management will recommend any related party transactions that are contemplated, and such transactions will require the audit committee's approval.  Generally, a "related party" is each of our executive officers, directors, nominees for director, any immediate family member of each of the foregoing, any stockholder owning greater than five percent of our outstanding shares, and any entity owned or controlled by any of the foregoing.  Transactions that are available to all of our employees generally or totaling less than $5,000 when aggregated with all similar transactions are excluded from the policy.

Corporate Governance / Nominating Committee

The primary duties of the corporate governance / nominating committee are to assist the Board of Directors in identifying and evaluating candidates for members on our Board of Directors and to nominate candidates for election to our Board of Directors.  The members of the corporate governance / nominating committee are Messrs. Lockett (Chairman) and Sledge and Ms. Underwood.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the corporate governance / nominating committee are independent under the listing standards of the NYSE and the rules of the Commission.

Director Nominations Process

As indicated above, the nominating functions of the Board of Directors are handled by the corporate governance / nominating committee pursuant to its charter.  In evaluating nominees for membership on the board, the corporate governance / nominating committee applies the board qualification standards set forth in our corporate governance guidelines.  Under these qualification standards, the corporate governance / nominating committee will take into account many factors, including education, business, governmental and civic experience, diversity, communication, interpersonal and other required skills, independence, wisdom, integrity, an understanding and general acceptance of our current corporate philosophy, a valid business or professional knowledge and experience that can bear on our problems and deliberations, an inquiring mind, the willingness to speak one's mind and ability to challenge and stimulate management, future orientation and the willingness to commit the required time and energy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the corporate governance / nominating committee may consider such other factors as it may deem are in the best interests of us and our stockholders.  The corporate governance / nominating committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

Our corporate governance / nominating committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the corporate governance / nominating committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons.  Each candidate brought to the attention of the corporate governance / nominating committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

As stated above, the corporate governance / nominating committee will consider candidates proposed for nomination by our stockholders.  Stockholders may propose candidates by submitting the candidate's name and qualifications for board membership to: Corporate Governance / Nominating Committee, c/o Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Boulevard, Suite 500, Frisco, Texas 75034.  Although the corporate governance / nominating committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder's candidate, the level of consideration that the corporate governance / nominating committee will give to the stockholder's candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee.

Director Compensation

The following table sets forth the compensation of our non-employee directors for services during 2008.  Our executive officers do not receive additional compensation for serving on the Board of Directors.  The following table sets forth certain information regarding compensation earned during our latest fiscal year by each of our directors:

Name of Director	Fees Earned or Paid in Cash	Option Awards(1)(2)	Total
David K. Lockett	$74,000	$197,607	$271,607
Cecil E. Martin	$116,000	$197,607	$313,607
David W. Sledge	$81,500	$197,607	$279,107
Nancy E. Underwood	$66,000	$197,607	$263,607

(1)
Amounts reported as compensation expense relate to grants of 10,000 shares per director in 2008 with a grant date fair value of $19.76 per share.  Assumptions used to compute the grant date fair value of stock option awards appear in note 7 to our consolidated financial statements in our 2008 Annual Report filed on Form 10-K.

(2)
Non-employee directors held stock options as of December 31, 2008 in the following amounts:  Mr. Lockett–35,000 shares, Mr. Martin–30,000 shares, Mr. Sledge–40,000 shares,  and Ms. Underwood–40,000 shares.

In 2008, our non-employee directors received directors' fees of $66,000 per year.  In addition, the chairman of each committee received an additional retainer as follows: audit - $50,000, compensation - $15,500 and corporate governance / nominating - $8,000.  In 2009, the director fees for our non-employee directors increased to $75,000 per year and an additional retainer to be paid to the chairman of each committee as follows:  audit - $60,000, compensation - $18,000, and corporate governance / nominating - $10,000.  In addition, we reimburse our directors for expenses, including travel, they incur in connection with attending board or committee meetings.

During 2008 each director received an option to purchase 10,000 shares of our common stock pursuant to the formula set forth in the 1999 Plan.  The following table sets forth certain information with respect to the value of grants of stock option awards to our directors during 2008.

			Stock Option Awards
Name of Director	Grant Date	Number of Securities Underlying Options (#)	Exercise Price of Stock Option Awards ($/Share)
				Grant Date Fair Value of Stock Option Awards
David K. Lockett	May 13, 2008	10,000	$54.36	$197,607
Cecil E. Martin	May 13, 2008	10,000	$54.36	$197,607
David W. Sledge	May 13, 2008	10,000	$54.36	$197,607
Nancy E. Underwood	May 13, 2008	10,000	$54.36	$197,607

Pursuant to the 2009 Plan proposed for approval by the stockholders, there will be no formula for awards to non-employee directors in 2009 or future years.  The Compensation Committee may award stock options, restricted stock, stock appreciation rights, restricted stock units or performance units to non-employee directors in its discretion under the 2009 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file with the Commission and the NYSE initial reports of ownership of our common stock and other equity securities, and reports of certain transactions in our securities.  Such persons are required by the Commission regulations to furnish us with copies of all Section 16(a) forms they file.  The Commission regulations require us to identify anyone who filed a required report late during the most recent fiscal year.  Based upon a review of these records and amendments thereto, all of these filing requirements for 2008 were timely met.

The Audit Committee

The primary responsibility of the audit committee is to assist the Board of Directors in overseeing management and the independent registered public accounting firm in fulfilling their responsibilities in the financial reporting process of our company.  The members of the audit committee are Messrs. Martin (Chairman), Lockett and Sledge.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the audit committee are independent under the listing standards of the NYSE and the rules of the Commission.  In addition, the Board of Directors has determined that Mr. Martin is an "audit committee financial expert," as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the Commission.

Audit Committee Report

The audit committee assists the Board of Directors in overseeing: (1) the integrity of Comstock's financial statements, (2) Comstock's compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of Comstock's independent registered public accounting firm and (4) Comstock's performance of its internal audit function.  The Board of Directors has made a determination that the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience.  The Board of Directors also determined that Mr. Martin is an "audit committee financial expert," as defined by the rules of the Commission. In 2003, the Audit Committee established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities.  The audit committee set up a toll free ethics and compliance hotline managed by an independent third party.  This hotline is available 24 hours a day, seven days a week, to enable employees to communicate concerns to management without fear of retaliation.

Management is responsible for the preparation, presentation and integrity of Comstock's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.  Consistent with its oversight role, the audit committee met with Ernst & Young LLP with and without management present to discuss the results of their examinations and evaluations of Comstock's internal controls.  The audit committee also reviewed and discussed Comstock's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

Ernst & Young LLP served as Comstock's independent registered public accounting firm during 2008, and the audit committee has recommended, and the Board of Directors has approved, the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2009.  Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

In performing its oversight role, the audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm.  The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee concerning independence, as currently in effect, and has discussed with Ernst & Young LLP the firm's independence.

Based on the review and discussions referred to in the above paragraph, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting for Comstock and are not experts in auditor independence standards.  Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and Comstock's registered public accounting firm.  Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of Comstock's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact independent.  The independent registered public accounting firm is responsible for performing an audit of the financial statements and of management's assessment of the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board.

Submitted by the Audit Committee of the Board of Directors.

Cecil E. Martin, Chairman
David K. Lockett
David W. Sledge

Compensation Committee

The primary duties of the compensation committee are to assist the Board of Directors in establishing remuneration arrangements for executive officers and directors and to administer our executive compensation programs.  The members of the compensation committee are Messrs. Sledge (Chairman), Lockett and Martin.  The compensation committee reviews and discusses with management the Compensation Discussion and Analysis (the "CD&A") required by the Commission and recommends to the Board that the CD&A be included in our proxy statement.  The compensation committee also produces an annual compensation committee report for inclusion in our proxy statement.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the compensation committee are independent under the listing standards of the NYSE and the rules of the Commission.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2008, the following persons served on the compensation committee: David W. Sledge (Chairman), David K. Lockett and Cecil E. Martin.  None of the members of the compensation committee are, or have been, employees of Comstock or are employees of any entity for which an executive officer serves on the Board of Directors.

Compensation Committee Report

The compensation committee determines the objectives for Comstock's executive compensation and benefit programs and discharges the responsibilities relating to the compensation of Comstock's executive officers.  The specific duties of the compensation committee are set forth in its charter, which was adopted by the Board of Directors.

The compensation committee has reviewed and discussed the CD&A contained on pages 20 through 23 of this proxy statement with management, and based upon this review and discussion the committee recommended to the Board of Directors, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Compensation Committee of the Board of Directors.

David W. Sledge, Chairman
David K. Lockett
Cecil E. Martin

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Objectives of Our Executive Compensation Program.  Our compensation committee has responsibility for establishing and administering the compensation objectives, policies and plans for our executive officers.  All of our executive officers are compensated pursuant to the same executive compensation program.  Both the compensation program and the executive officers' compensation are approved by the compensation committee.  The compensation committee bases its decisions concerning specific compensation elements and total compensation paid or awarded to our officers on several different objectives, which include:
•	Providing compensation that is competitive with compensation of companies that have operations similar to us and are in similar markets for executive talent;
•	Encouraging both short-term and long-term performance focus, promoting stockholder value through strategic business decisions and achievement of performance objectives;
•	Providing incentive compensation intended to vary with our and the individual's performance, while appropriately moderating the impact of the cyclical nature of our business; and
•
Facilitating ownership of our common stock by our executive officers through equity-based incentives so that management's interests are closely aligned with those of stockholders in terms of both risk and reward.

The compensation committee compared our total 2007 compensation and proposed total 2008 compensation to other oil and gas exploration and production companies with operations similar to ours and reviewed other salary and compensation surveys, including an industry-wide survey in which we participate to obtain a general understanding of current compensation practices.  The compensation committee determined that our 2008 compensation was appropriate and approved the 2008 compensation package.  The compensation committee generally meets each December to approve base salary for the upcoming year, the bonuses to be paid taking into account performance in the current year and to grant any stock-based awards.  The increases in base salary, bonuses and stock-based compensation in 2008 reflect our overall financial and operating performance during the year.

Compensation Components.  Compensation components for our executive officers include base salary, an annual cash bonus, restricted stock awards, supplemental retirement benefits and for certain executives, employment agreements providing for post-termination compensation in certain circumstances.  The compensation committee has not established formal policies or guidelines with respect to the mix of base salary, annual cash bonus and stock-based awards to be paid or awarded to the executive officers.  In general, the compensation committee believes that a greater percentage of the compensation for the executive officers and other senior members of management should be stock-based awards and should be based on individual and overall corporate performance to align the interests of our executive officers with our stockholders.

Base Salary.  In 2008, base salaries for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account among other things, the individual's initiative, contributions to our overall performance, managerial ability and handling of special projects.  These same factors are applied to establish base salaries for other key management employees.  Base salaries for executive officers generally are reviewed annually for possible adjustment, but are not necessarily changed that frequently.  The Chief Executive Officer recommends the base salary for himself and the other executive officers.  Each executive officer recommends the base salary for all employees that are in the executive officer's areas of responsibility.  The Chief Executive Officer and the Chief Financial Officer review the recommendations for salaries and bonuses for all other employees and adjust them as they deem appropriate.  The compensation committee reviews the recommendations for all employees after approval by the Chief Executive Officer and approves them or adjusts them as they deem appropriate.  Salaries paid to our executive officers during 2008 were set by the compensation committee in December 2007 and were reflective of the individual attributes set forth above.

Bonuses.  Annual cash awards for all full-time employees are provided in order to promote achievement of our business objectives of increasing stockholder's value by growing production and reserves on a profitable basis.  All of our full time employees participate in an annual bonus plan with the same performance objectives as those used for executive officers.  The annual bonus awards are also intended to assist executives in meeting income tax obligations associated with restricted stock awards which are a significant component of the executive's compensation.  The Chief Executive Officer recommends the annual bonus for himself and for each executive officer.  Each executive officer recommends the annual bonus for all employees that are under that executive officer's areas of responsibility.  The Chief Executive Officer and the Chief Financial Officer review the recommendations for bonuses for all other employees and adjust them as they deem appropriate.  The Compensation Committee reviews the recommendations approved by the Chief Executive Officer and approves or adjusts them as they deem appropriate.  In 2008, cash bonuses paid to our employees aggregated $10.2 million.

In addition to the annual cash bonuses, we periodically pay signing bonuses to new employees that are hired.  The signing bonus is designed to compensate the new employee for compensation that will not be earned from the employee's previous employer and otherwise as a recruitment incentive.  In 2008 we paid 16 new employees signing bonuses in the aggregate amount of $319,500.

Stock-Based Awards.  Our executive officers and other key employees were eligible to receive stock-based awards under the 1999 Plan.  They will also be eligible to receive stock-based awards under the 2009 Plan provided that it is approved by the stockholders.  The objectives of the 1999 Plan and the 2009 Plan are to attract and retain key employees, to motivate them to achieve long-range goals and to reward individual performance.  Because employees' compensation from stock-based awards is based on our stock price performance, the compensation committee believes stock-based awards create a strong incentive to improve long-term financial performance and increase stockholder value.  Factors used to set the range of stock-based awards granted include management's and the compensation committee's perception of the incentive necessary to motivate individuals to join the company, the stock-based incentives provided by peer companies, and the role and impact of the various management levels in achieving key strategic results.  Awards made in 2008 under the 1999 Plan to executive officers and other employees consisted entirely of restricted stock grants.  Stock-based awards are forfeited if such individuals do not remain employees for the vesting period. Initial grants of restricted stock generally vest 25% per annum over a period of four years from the date of grant.  Subsequent grants made after the initial grant vest in full four years from the date of the award.  The compensation committee has determined that this four-year vesting schedule for restricted stock grants enhances the retention value of these awards. The compensation committee believes that the retention value of restricted stock grants supports additional awards to our executive officers who already own a significant number of shares because at any given date, each executive officer has four years of awards subject to forfeiture.

Stock-based awards are authorized at regularly scheduled meetings of the Board of Directors and the compensation committee, and in recent years, as part of the Board of Directors meeting in December.  In 2008, we awarded a total of 426,750 shares of restricted stock to our executive officers and other key employees under the 1999 Plan.  The compensation committee did not award any stock options to employees during 2008.

Supplemental Executive Retirement Plan. In 2001, we adopted a supplemental retirement plan for our executive officers.  The purpose of this plan is to provide supplemental retirement benefits to all of our executive officers.  Under this plan, we contribute five percent of each participant's annual cash compensation to purchase a variable universal life insurance policy.  Each participant directs the investment of the policy's cash values among a selection of mutual funds offered by the carrier.  During employment, the participants may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but have no other rights of ownership in the policy.  Upon a participant's retirement or after four years of service or upon a change of control of our company, the policy will be transferred to the participant.  Contributions to this plan totaled $350,108 in 2008.

Other Benefits. Our executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees over 21 years of age.  We have no defined benefit retirement benefit plans for any of our employees.

Stock Ownership and Retention Requirements.  Effective January 1, 2009, our Board of Directors approved a stock ownership and retention policy that applies to each of our directors and the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and all Vice Presidents.  The purpose of the ownership requirements is to further our goal of increasing stockholder value and to further align the interests of our directors and key executives with the interests of our stockholders.  Satisfaction of the policy requires that individuals attain and retain holdings of our common stock with a cost basis equal to the following multiple of the individual's compensation, defined as either a director's cash retainer fee or an officer's base salary:

•	1x for non-employee directors;
•	5x for the Chief Executive Officer and Chief Financial Officer; and
•	3x for the Chief Operating Officer and all Vice Presidents.

An individual's costs basis is equal to (1) his or her actual cost, in the case of purchases in the open market, (2) the fair market value of the shares at the date of exercise of stock options or stock appreciation rights, or (3) the fair market value of the shares at the date of vesting of restricted shares, restricted stock units or performance units.  Each person's stock ownership requirement will be adjusted annually each January 1 to reflect any changes in his or her retainer or base salary.  For the purpose of counting the shares owned, only vested share equivalents under Comstock-sponsored plans will count as shares owned.  Share equivalents will not include any amounts attributable to outstanding unexercised stock options or unvested equity awards.

Generally, individuals will have a five-year period to attain their stock ownership requirements, so that directors and executives subject to the ownership requirements as of January 1, 2009 are required to achieve their goals by January 1, 2014.  At any time at which the individual's stock ownership requirement has not been met, including during the initial five-year period to attain compliance, the individual will be required to retain at least 50% of "Net Shares" received upon vesting of restricted stock, restricted stock units and performance units.  "Net Shares" are defined to include shares of Comstock common stock that are owned by the individual after shares are sold, swapped or traded to pay applicable withholding taxes. Subsequent to achieving the initial stock ownership requirement, all directors and executives are expected to continuously maintain stock ownership at their specified levels.

If an individual does not meet the applicable ownership requirements, then he or she will be subject to certain restrictions upon the vesting of equity awards, and may only dispose of shares for particular reasons set forth in the policy and upon receipt of permission for the transfer by the corporate secretary.

The policy provides a hardship exemption, for which an individual must submit a request to the corporate secretary, who will review the request with the Chief Executive Officer, or the chairman of the nominating/corporate governance committee in the case of a request by the chairman or Chief Executive Officer, and will make the final decision.

Upon our request, and at least annually, individuals subject to the ownership requirements will be required to provide a schedule disclosing the number and cost basis of shares owned.  The ownership requirements will be administered by the corporate secretary.  Our Board of Directors may amend the ownership requirements in its sole discretion.

Limitation on Income Tax Deduction for Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company, other than the Chief Financial Officer, to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions.  Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value.  Where it is consistent with our compensation philosophy, the Compensation Committee will also attempt to structure compensation programs that are tax-advantageous to us.  Awards of stock options under the 1999 Plan qualify as "performance based compensation," as will awards of stock options and stock appreciation rights under the 2009 Plan. Awards of restricted stock, restricted stock units, performance units and cash compensation do not qualify.

Summary Compensation Table

The Summary Compensation Table reflects the elements of compensation earned by our named executive officers under our executive compensation programs for 2008.

Salary ($):  Values shown represent the base salary earnings of the named executive officers for 2008.

Bonus ($):  Values reflect the cash bonus earned by the named executive officers in 2008.

Stock Awards ($):  This column represents compensation expense related to grants of restricted stock recorded in our income statement for 2008 as determined in accordance with Statement of Financial Accounting Standards 123R and discussed in note 7 to our consolidated financial statements included in our 2008 Annual Report on Form 10-K.

Non-Qualified Deferred Compensation Earnings ($):  This column reflects "above-market" earnings on non-qualified deferred compensation plans.  This is the difference between (i) actual earnings on the cash surrender values of universal life insurance policies owned by us insuring each executive under our Supplemental Executive Retirement Plan, and (ii) market interest rates, as determined pursuant to the Commission's rules.

All Other Compensation ($):  This column represents the value of the additional benefits provided by us that include the employer match under our 401(k) plan, life insurance premiums paid by us for the benefit of certain executive officers, and the value of insurance provided under our Supplemental Executive Retirement Plan.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non- Qualified Deferred Compensation Earnings(2)	All Other Compensation(3)(4)	Total

M. Jay Allison President and Chief Executive Officer	2008 2007 2006	$500,000 $459,000 $425,000	$4,000,000 $2,850,000 $2,400,000	$7,925,800 $4,953,145 $3,467,011	— $14,765 $31,151	$104,609 $104,259 $103,284	$12,530,409 $8,381,169 $6,426,446
Roland O. Burns Senior Vice President and Chief Financial Officer	2008 2007 2006	$350,000 $316,000 $290,000	$1,330,000 $950,000 $800,000	$3,206,403 $1,997,947 $1,386,309	— $14,573 $25,736	$36,460 $36,227 $35,395	$4,922,863 $3,314,747 $2,537,440
Mack D. Good Chief Operating Officer	2008 2007 2006	$300,000 $240,000 $225,000	$715,000 $550,000 $325,000	$1,249,800 $665,245 $494,113	— $1,553 $7,111	$7,648 $7,438 $6,638	$2,272,448 $1,464,236 $1,057,862
D. Dale Gillette(5) Vice President of Land and General Counsel	2008 2007 2006	$275,000 $220,000 $70,000	$300,000 $230,000 $175,000	$575,575 $383,161 $102,017	— $705 —	$7,350 $7,156 —	$1,157,925 $841,022 $347,017
Stephen P. Neukom Vice President of Marketing	2008 2007 2006	$200,000 $170,000 $155,000	$270,000 $210,000 $165,000	$416,678 $240,766 $169,859	— $287 —	$7,492 $7,294 $6,500	$894,170 $628,347 $496,359

(1)
Represents compensation expense as determined in accordance with Statements of Financial Accounting Standards 123R and discussed in note 7 to our consolidated financial statements included in our 2008 Annual Report on Form 10-K.

(2)
Excludes below market returns (losses) from the Company's deferred compensation plans in 2008 as follows:  Mr. Allison ($266,452); Mr. Burns ($168,618); Mr. Good ($68,475); Mr. Gillette ($11,248); and Mr. Neukom ($1,770).  Amounts for 2007 and 2006 include above-market aggregate earnings.  See the "Non-qualified Deferred Compensation" table below.

(3)	The value of all perquisites provided to each executive officer by us did not exceed $10,000 for 2006, 2007 and 2008 and therefore no perquisites are included in this table.
(4)	Amounts in this column include life insurance premiums paid by us of $95,459 for Mr. Allison and $28,553 for Mr. Burns in each of 2006, 2007 and 2008.
(5)	Mr. Gillette joined the Company on September 1, 2006 and his compensation for 2006 contains amounts earned from this date.

Grants of Plan-Based Awards in 2008.  The following table sets forth certain information with respect to the value of grants of stock-based awards to each of our named executive officers during 2008.

	Stock Awards
Name and Principal Position	Grant Date	Number of Shares of Stock(#)(1)	Grant Date Fair Value of Stock Awards(2)

M. Jay Allison President and Chief Executive Officer	December 11, 2008	200,000	$8,862,000

Roland O. Burns Senior Vice President and Chief Financial Officer	December 11, 2008	81,000	$3,589,110

Mack D. Good Chief Operating Officer	December 11, 2008	30,000	$1,329,300

D. Dale Gillette Vice President of Land and General Counsel	December 11, 2008	10,000	$443,100

Stephen E. Neukom Vice President of Marketing	December 11, 2008	9,000	$398,790
(1)	Dividends are payable on the outstanding restricted shares.
(2)
The grant date fair value of restricted stock awards was based upon the closing price for the Company's stock on December 11, 2008 of $44.31 per share.  Each of these stock awards vest on January 1, 2013.

Employment Agreements.  We have employment agreements with M. Jay Allison, our President and Chief Executive Officer, and Roland O. Burns, our Senior Vice President and Chief Financial Officer.  These agreements include separate provisions wherein Messrs. Allison and Burns will receive certain prescribed benefits based upon changes in their employment status or in the event of a change in control.  The compensation committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers.  We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives.  The compensation committee believes that providing change of employment and change in control benefits to senior executives eliminates, or at least reduces, any reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.  In addition, the income security provided by the competitive change in control arrangements helps eliminate any distraction caused by uncertain personal financial circumstances during the negotiations of a potential change in control transaction, a period during which we will require focused and thoughtful leadership to ensure a successful outcome.

The change in control provisions of these employment agreements provide certain specified benefits in the event of a "change in control" which is defined to include a variety of events, including significant changes in stock ownership, changes in our Board, certain mergers and consolidations, and the sale or disposition of all or substantially all of our consolidated assets.

Outstanding Equity Awards at December 31, 2008.  The following table sets forth certain information with respect to the value of outstanding equity awards held by our named executives at December 31, 2008.

	Stock Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options - Exercisable(#)(1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(#)	Market Value of Shares of Stock That Have Not Vested(2)

M. Jay Allison President and Chief Executive Officer	135,000	$6.42	July 1, 2010	100,000(3) 185,000(4) 185,000(5) 200,000(6) 200,000(7)	$4,725,000 $8,741,250 $8,741,250 $9,450,000 $9,450,000
Roland O. Burns Senior Vice President and Chief Financial Officer	33,750	$6.42	July 1, 2010	40,000(3) 75,000(4) 75,000(5) 81,000(6) 81,000(7)	$1,890,000 $3,543,750 $3,543,750 $3,827,250 $3,827,250
Mack D. Good Chief Operating Officer	—	—	—	12,500(3) 30,000(4) 20,000(5) 30,000(6) 30,000(7)	$590,625 $1,417,500 $945,000 $1,417,500 $1,417,500
D. Dale Gillette Vice President of Land and General Counsel	—	—	—	10,000(8) 10,000(9) 10,000(5) 10,000(6) 10,000(7)	$472,500 $472,500 $472,500 $472,500 $472,500
Stephen E. Neukom Vice President of Marketing	—	—	—	5,000(3) 8,500(4) 8,500(5) 9,000(6) 9,000(7)	$236,250 $401,625 $401,625 $425,250 $425,250

(1)	All stock options are fully vested as of December 31, 2008.
(2)	Market value was based on the closing price for our common stock on the last trading day of 2008 of $47.25 per share.
(3)	These stock grants vested on January 1, 2009.
(4)	These stock grants will vest on January 1, 2010.
(5)	These stock grants will vest on January 1, 2011.
(6)	These stock grants will vest on January 1, 2012.
(7)	These stock grants will vest on January 1, 2013.
(8)	These stock grants vest on September 1, 2009.
(9)	These stock grants vest on September 1, 2010.

Option Exercises and Stock Vested in 2008.  The following table sets forth certain information with respect to the value of stock options exercised and restricted shares which vested during the year ended December 31, 2008.

	Stock Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting

M. Jay Allison President and Chief Executive Officer	270,000	$14,560,003	100,000	$3,400,000
Roland O. Burns Senior Vice President and Chief Financial Officer	67,500	$3,413,630	40,000	$1,360,000
Mack D. Good Chief Operating Officer	—	—	12,500	$425,000
D. Dale Gillette Vice President of Land and General Counsel	—	—	10,000	$649,400
Stephen E. Neukom Vice President of Marketing	15,000	$892,581	5,000	$170,000

Non-qualified Deferred Compensation. The following table sets forth certain information with respect to the non-qualified deferred compensation of the named executives in 2008.  Under our Executive Life Insurance Plan, we contribute annually five percent of each executive's annual cash compensation to purchase a variable universal life insurance policy on his life.  During employment, he may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but has no other rights of ownership in the policy.  Upon his retirement on or after four years of service or upon a change in control, the policy is transferred to him.  No withdrawals or distributions were made in 2008.

Name and Principal Position	Company Contributions(1)	Aggregate Earnings (Losses)(2)	Aggregate Balance at End of Year

M. Jay Allison President and Chief Executive Officer	$167,500	$(231,814)	$571,064

Roland O. Burns Senior Vice President and Chief Financial Officer	$65,000	$(151,510)	$229,766

Mack D. Good Chief Operating Officer	$42,500	$(60,776)	$122,603

D. Dale Gillette Vice President of Land and General Counsel	$19,608	$(10,593)	$17,726

Stephen E. Neukom Vice President of Marketing	$20,500	$2,587	$102,211

(1)	The Company contributions have not been included in the Summary Compensation Table for this or any prior years.
(2)
The aggregate earnings (losses) have not been included in the Summary Compensation Table for this or any prior years except for the above-market portion of the aggregate earnings which is included in the Summary Compensation Table on page 24.

Potential Payments Upon Termination.  We have entered into employment agreements with M. Jay Allison, our President and Chief Executive Officer, and Roland O. Burns, our Senior Vice President and Chief Financial Officer.  Under the agreements, we are required to provide compensation to these officers in the event we terminate the executive's employment without cause or the executive terminates his employment with good reason, including assignment of duties inconsistent with his position or requiring him to be based at any other location.  The agreements provide that the base salary for Messrs. Allison and Burns will be no less than $530,000 and $371,000, respectively.  If the executive dies, the agreements provide for payment of six months of annualized total compensation.  The agreements provide for the payment of severance benefits if the executive's employment is terminated by us without cause or by the executive for good reason in an amount equal to 150% of his current salary and most recent bonus, plus a payment equal to the cost of continued medical benefits for eighteen months and the employee's tax costs on this payment.  If there is a change in control and the executive's employment is terminated within six months thereafter (or at any time thereafter for good reason) or is terminated by us without cause at any time thereafter, the severance benefit payable to the executive is 299% of his salary and highest annual bonus.  In connection with a change in control, Messrs. Allison and Burns will be entitled to gross-up payments if they are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The employment agreements provide that Messrs. Allison and Burns will maintain the confidentiality of our confidential and proprietary information for as long as the information is not publicly disclosed.

The employment agreements define a "change in control" as: (1) a change in the majority of the board of directors within a two-year period unless such change was authorized by a majority of the directors in place before the change; (2) a third party, including a group of third parties acting together, acquires 50% or more of our stock; and (3) the sale of more than 50% of our assets.

The following tables quantify compensation that would become payable under the employment agreements and other arrangements if the named executive's employment had terminated on December 31, 2008, based on, where applicable, our closing stock price on that date.  Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.  If one of the named executives were to die or become disabled, his unvested stock awards would become vested.  Under our Supplemental Executive Retirement Plan, the named executives are entitled to receive a distribution of the life insurance policies insuring their lives in the event of termination of employment.  This is reflected in the table below in the "Present Value of Deferred Compensation Benefits."

Involuntary Termination Without Cause or Termination With Good Reason.

Name and Principal Position	Salary(1)	Bonus(2)	Present Value of Deferred Compensation Benefits	Continuation of Health Benefits(3)

M. Jay Allison President and Chief Executive Officer	$795,000	$6,000,000	$571,064	$64,859

Roland O. Burns Senior Vice President and Chief Financial Officer	$556,500	$1,995,000	$229,766	$64,859

Mack D. Good Chief Operating Officer	—	—	$122,603	—

D. Dale Gillette Vice President of Land and General Counsel	—	—	$17,726	—

Stephen E. Neukom Vice President of Marketing	—	—	$102,211	—

(1)	Amount equal to 150% of annual base salary.
(2)	Amount equal to 150% of fiscal year bonus.
(3)	Amount equal to the cost of continued medical and dental coverage for 18 months, increased for the employee's taxes on the payment.

Termination Following a Change in Control.

Name and Principal Position	Salary(1)	Bonus(2)	Present Value of Deferred Compensation Benefits	Continuation of Health Benefits(3)	Value of Unvested Stock Awards(4)	Excise Tax Reimbursement(5)

M. Jay Allison President and Chief Executive Officer	$1,584,700	$11,960,000	$571,064	$64,859	$41,107,500	—

Roland O. Burns Senior Vice President and Chief Financial Officer	$1,109,290	$3,976,700	$229,766	$64,859	$16,632,000	—

Mack D. Good Chief Operating Officer	—	—	$122,603	—	$5,788,125	—

D. Dale Gillette Vice President of Land and General Counsel	—	—	$17,726	—	$2,362,500	—

Stephen E. Neukom Vice President of Marketing	—	—	$102,211	—	$1,890,000	—

(1)	Amount equal to 299% of annual base salary.
(2)	Amount equal to 299% of highest bonus paid during the employee's tenure with the Company.
(3)	Amount equal to the cost of continued medical and dental coverage for 18 months, increased for the employee's taxes on the payment.
(4)	The value of the stock awards is based on our December 31, 2008 closing stock price of $47.25 per share.
(5)	No excise tax would be triggered based upon a hypothetical change in control as of December 31, 2008.

Equity Compensation Plan.  The 1999 Plan was approved at our 1999 annual meeting of stockholders, effective as of April 1, 1999.  Awards granted under the 1999 Plan could be incentive stock options; nonqualified stock options; shares of the common stock, which could be nontransferable and/or forfeitable under restrictions, terms and conditions set forth in the award agreement; or performance units. The number of shares of the common stock with respect to which awards could be granted and outstanding under the 1999 Plan was a maximum of 1,483,630 shares, of which a total of 225,000 were available for awards of stock options to non-employee directors.  In addition, the number of shares available under the 1999 Plan for the grant of non-qualified stock options, performance units and restricted stock was increased, as of the first day of each fiscal year commencing January 1, 2000, by one percent of the then current number of shares outstanding.  Other than the 2009 Plan which is under consideration for approval by the stockholders, we have no other compensation plans or arrangements under which equity securities are authorized for issuance.  The following table sets forth certain information regarding the 1999 Plan as of April 20, 2009:

	(a)	(b)	(c)
	Number of		Number of
	securities to be	Weighted-	securities
	issued upon	average exercise	remaining available
	exercise of	price of	for future issuance
	outstanding	outstanding	(excluding securities
Plan Category	options and SARs	options and SARs	reflected in column(a))

Equity compensation plan approved by stockholders	456,870	$23.56	None

Exploration Warrants.  Pursuant to exploration agreements with Bois d'Arc Offshore Ltd. and its principals (collectively "Bois d'Arc"), which created a joint venture between us and Bois d'Arc, Bois d'Arc had the opportunity to earn warrants to acquire shares of common stock when prospects generated by the joint venture resulted in successful discoveries of oil and  gas.  These exploration agreements, and the related exploration joint venture, were terminated in July 2004.  The exercise price on the warrants that were issued was determined based on the then-current market price of the common stock on a semi-annual basis each year that the venture was in existence.  As of April 20, 2009, 65,600 warrants granted pursuant to the exploration agreements remained outstanding and exercisable.

OTHER MATTERS

Independent Registered Public Accounting Firm and Fees

We have retained Ernst & Young LLP as our registered public accounting firm, as recommended by the audit committee and approved by the Board of Directors.  The table set forth below indicates the amounts billed by Ernst & Young LLP during 2007 and 2008 for services provided to us.

	2007	2008
Audit fees	$1,350,000	$1,578,846
Audit related fees(1)	119,165	181,628
Tax fees(2)	5,889	30,000
All other fees	—	—
Total(3)	$1,475,054	$1,790,474

(1)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(2)	Tax fees include fees for tax compliance, tax advice and tax planning. The Audit Committee does not believe these services have impacted Ernst & Young LLP's independence.
(3)	Includes fees incurred by Bois d'Arc Energy, Inc., previously our majority-owned subsidiary.

Audit Committee's Pre-Approval Policy and Procedures

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit related services, tax services and other services.  Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization.  The audit committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at audit committee meetings throughout the year.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval.  In those instances, the audit committee requires specific pre-approval authority from the chairman of the audit committee, who must report on such approvals at the next scheduled audit committee meeting.

All fiscal year 2008 audit and non-audit services provided by the independent registered public accounting firm were pre-approved.

Stockholder Proposals

Any stockholder who desires to submit a proposal for presentation at our 2010 Annual Meeting of Stockholders and wishes to have such proposal included in our proxy materials must submit the proposal to us at our principal executive offices no later than December 21, 2009 unless we notify the stockholder otherwise.  Only those proposals that are timely received by our Corporate Secretary and proper for stockholder action (and otherwise proper) will be included in our proxy materials.

Written request for inclusion of any stockholder proposal should be addressed to: Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.  Comstock recommends that such proposal be sent by certified mail with return receipt requested.

There were no stockholder proposals submitted for the 2009 Annual Meeting.

Any stockholder who intends to bring business to the 2010 Annual Meeting of Stockholders, but not include the business in our proxy statement, must give written notice to our corporate secretary at the address set forth above by March 6, 2010.

Stockholder Communications

Interested parties may communicate directly with the entire Board of Directors or with our outside directors by submitting a letter addressed to the member or members of the Board of Directors to whom the communication is addressed, to Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas, 75034.  All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director for review.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Commission, will be sent to any stockholder without charge upon request.  You may forward written requests to Investor Relations, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.  Oral requests may be made by calling our principal executive offices at (800) 877-1322.  Our Annual Report on Form 10-K is also available on the Commission's website www.sec.gov and our website www.comstockresources.com.

Roland O. Burns

Secretary

Frisco, Texas
April 20, 2009

Attachment A

COMSTOCK RESOURCES, INC.
2009 Long-term Incentive Plan

I.  GENERAL

1.    Purpose.  The COMSTOCK RESOURCES, INC. 2009 Long-term Incentive Plan (the "Plan") has been established by COMSTOCK RESOURCES, INC. (the "Company") to:

(a)	attract and retain key executive and managerial employees;

(b)	motivate participating employees, by means of appropriate incentive, to achieve long-range goals;

(c)           attract and retain well-qualified individuals to serve as members of the Company's Board of Directors;

(d)           provide incentive compensation opportunities which are competitive with those of other public corporations; and

(e)           further identify Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

2.	Effective Date. The Plan is effective May 19, 2009, upon approval by the stockholders at the Company's 2009 annual meeting.

3.	Definitions. The following definitions are applicable to the Plan.

"Award" means the grant of any Option, share of Restricted Stock, Restricted Stock Unit, Performance Unit or Stock Appreciation Right under the Plan pursuant to the terms, conditions, and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Compensation Committee of the Board.

"Disability" means the inability of a Participant, by reason of a physical or mental impairment, to engage in any substantial gainful activity, of which the Committee shall be the sole judge.

"Effective Date" means May 19, 2009.

"Fair Market Value" of any Stock means, as of any date, the last sale price for such Stock as reported by the New York Stock Exchange on the date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

"Non-employee Director" means each member of the Board who is not an employee of the Company.

"Option Date" means, with respect to any Stock Option, the date on which the Stock Option is awarded under the Plan.

"Participant" means any employee or Non-employee Director of the Company or any Subsidiary who is selected by the Committee to participate in the Plan.

"Performance Unit" shall have the meaning ascribed to it in Part V.

"Permitted Transferees" means members of the immediate family of the Participant, trusts for the benefit of such immediate family members, and partnerships in which substantially all of the interests are held by the Participant and members of his or her immediate family.  An immediate family member shall mean any descendant (children, grandchildren and more remote descendants), including step-children and relationships arising from legal adoption, and any spouse of a Participant or a Participant's descendant.

"Related Company" means any corporation during any period in which it is a Subsidiary, or during any period in which it directly or indirectly owns 50% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote.

"Restricted Period" has the meaning ascribed to it in Part IV.

"Restricted Stock" has the meaning ascribed to it in Part IV.

"Retirement" means (i) Termination of Service in accordance with the retirement procedures set by the Company from time to time; (ii) a Termination of Service because of Disability; or (iii) a Termination of Service voluntarily with the consent of the Company (of which the Committee shall be the sole judge).

"Stock" means the Company's common stock, $.50 par value per share.

"Stock Appreciation Right" has the meaning ascribed to it in Part VI.

"Stock Option" means the right of a Participant to purchase Stock pursuant to an Incentive Stock Option or Non-Qualified Option awarded pursuant to the provisions of the Plan.

"Subsidiary" means any corporation during any period of which 50% or more of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company.

"Termination of Service" means the termination of employment of an Employee by the Company and all Subsidiaries or the termination of service by an Non-employee Director as a member of the board of directors of the Company and all Subsidiaries.  A Participant's service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service.  Furthermore, a Participant's service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant's service shall be deemed to have terminated unless the Participant's leave of absence is approved by the Committee.  The Participant's service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor).  Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's service has terminated and the effective date of such termination.

4.           Administration.  The authority to manage and control the operation and administration of the Plan shall be vested in the Committee.  Subject to the provisions of the Plan, the Committee will have authority to select Participants to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, to determine the number and value of Performance Units awarded and earned, and to cancel or suspend Awards.  In making such determinations, the Committee may take into account the nature of services rendered by the Participant, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant.  The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the Committee.  All actions taken and decisions and determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan.  No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan.

5.           Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, the key executives, managerial employees, and non-employee directors of the Company and/or its Subsidiaries who will participate in the Plan.  In the discretion of the Committee, a Participant may be awarded Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Units or any combination thereof, and more than one Award may be granted to a Participant.  Except as otherwise agreed to by the Company and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Company or its Subsidiaries.

6.           Shares Subject to the Plan.  The shares of Stock with respect to which Awards may be made under the Plan shall be either authorized and unissued shares or authorized and issued shares held in the treasury by the Company (including, in the discretion of the Committee, shares purchased in the market).

(a)           Shares Reserved for Awards.  Subject to the provisions of paragraph I.11, the number of shares of Stock available under the Plan for the grant of Awards shall not exceed 4,000,000 shares in the aggregate.  If, for any reason, any Award under the Plan otherwise distributable in shares of Stock, or any portion of the Award, shall expire, terminate or be forfeited or canceled, or be settled in cash pursuant to the terms of the Plan and, therefore, any such shares are no longer distributable under the Award, such shares of Stock shall again be available for award under the Plan.

(b)           Annual Limit on Grants to Employees.  Subject to the provisions of paragraph I.11, the number of shares of Stock with respect to which Options or Stock Appreciation Rights under the Plan may be granted in any calendar year to any employee shall not exceed 1,000,000 shares.

7.           Terms of Awards.  Awards may be granted generally on the terms and conditions set forth in Parts II through VI.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine and specify in the Award agreement.

(a)           Minimum Vesting Requirements.  Restricted Stock, Restricted Stock Units and Performance Units denominated in shares of Stock (referred to herein as "Full-Value Awards") shall be subject to the following minimum vesting requirements.  If the vesting of Full-Value Awards is not based on the achievement of one or more performance conditions, such Awards will vest over a minimum period of three years after the date of grant.  If the vesting of Full-Value Awards is based on the achievement of one or more performance conditions, such Awards will vest over a minimum period of one year after the date of grant.  For purposes of this paragraph I.7(a), (i) vesting over a three-year period will  include periodic graded vesting over such period; and (ii) notwithstanding those requirements, up to five per cent (5%) of the shares reserved for Awards under the Plan, or 200,000 shares, subject to the provisions of paragraph I.11, may be granted as non-performance-based Full-Value Awards with vesting terms not conforming to the three-year minimum vesting requirement.  Notwithstanding the foregoing, these minimum vesting requirements may be accelerated or waived in the event of a Participant's death, Disability or Retirement, or in the event of a Change in Control of the Company.

(b)           Maximum Term of Awards.  The terms of each Award shall be for such period as may be determined by the Committee, except that the term of any Option or Stock Appreciation Right shall not exceed ten years from the date of grant of the Award.

8.           Compliance With Applicable Laws and Withholding of Taxes.  Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar authority.  Prior to the issuance of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing as amended, the shares.  In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.  All Awards and payments under the Plan to employees are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan.

9.           Transferability.  Incentive Stock Options, Performance Units, and, during the period of restriction, Restricted Stock awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.  Incentive Stock Options may be exercised during the lifetime of the Participant only by the Participant or his guardian or legal representative.  If expressly permitted by the terms of the stock option agreement, Non-Qualified Stock Options may be transferred by a Participant to Permitted Transferees, provided that there is not any consideration for the transfer.

10.           Employment and Stockholder Status.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Subsidiary.  The Plan does not constitute or serve as evidence of an agreement or understanding, express or implied, that the Company will retain a director for any period of time.  Subject to the provisions of paragraph IV.3(a), no award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Stock.  If the redistribution of shares is restricted pursuant to paragraph I.8, certificates representing such shares may bear a legend referring to such restrictions.

11.           Adjustments to Number of Shares Subject to the Plan.  In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares of Stock with respect to which Awards may be made under the Plan, the terms and the number of shares of any outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Units, and the purchase price or base price of a Stock Option or Stock Appreciation Right, shall be equitably adjusted by the Committee in its sole discretion.

12.           Change in Control.  Notwithstanding any other provision of the Plan, in the event of a change in control, all outstanding Stock Options, Stock Appreciation Rights and Restricted Stock will automatically become fully exercisable and/or vested, and Performance Units may be paid out in such manner and amounts as determined by the Committee.  A Change in Control of the Company shall be deemed to have taken place if:

(a)           a third person shall cause or bring about (through solicitation of proxies or otherwise) the removal or resignation of a majority of the then existing members of the Board or if a third person causes or brings about (through solicitation of proxies or otherwise) an increase in the size of the Board such that the then existing members of the Board thereafter represent a minority of the total number of persons comprising the entire Board;

(b)           a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of any class of the Company's stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company;

(c)           the Company shall merge with or consolidate into any other corporation, pursuant to which the Company does not survive or survives only as a subsidiary of another corporation, or the Company disposes of all or substantially all of the assets of the Company, or any combination of the foregoing.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule from time to time in effect).

13.           Agreement With Company.  At the time of any Awards under the Plan, the Committee will require a Participant to enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

14.           Amendment and Termination of Plan.

(a)           Subject to the following provisions of this paragraph 14, the Board may at any time and in any way amend, suspend or terminate the Plan.  No amendment of the Plan and, except as provided in paragraph I.11, no action by the Board shall, without further approval of the stockholders of the Company, materially increase the total number of shares of Stock with respect to which Awards may be made under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition to the availability of the exemption provided by Securities and Exchange Commission Rule 16b-3 or of the Code at the time such amendment is adopted.  No amendment, suspension or termination of the Plan shall alter or impair any Award previously made under the Plan without the consent of the holder thereof.

(b)           No Awards may be granted hereunder after the date that is ten (10) years from the earlier of (a) the Effective Date and (b) the date the Plan is approved by the stockholders of the Company.

(c)           Neither the Board nor the Committee may, without further approval of the stockholders of the Company, reduce the exercise price of a Stock Option or the grant value of a Stock Appreciation Right, except in accordance with the adjustments pursuant to paragraph I.11.  Neither the Board nor the Committee may accelerate the vesting of an Award of Restricted Stock, Restricted Stock Units or Performance Units, except in the event of a Participant's death, Disability or Retirement.

15.           Prohibition on Deferred Compensation.  It is the intention of the Company that no Award shall be "deferred compensation" subject to Code section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award agreement, and shall comply in all respects with Code section 409A.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a "nonqualified deferred compensation plan" as defined under Code section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

II.  INCENTIVE STOCK OPTIONS

1.           Definition.  The Award of an Incentive Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part II.

2.           Eligibility.  The Committee shall designate the Participants to whom Incentive Stock Options, as described in section 422(b) of the Code or any successor section thereto, are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.  Incentive Stock Options shall be awarded only to key employees of the Company, and no Non-employee Director shall be eligible to receive an Award of an Incentive Stock Option.  In no event shall the aggregate Fair Market Value (determined at the time the option is awarded) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

3.           Price.  The purchase price of a share of Stock under each Incentive Stock Option shall be determined by the Committee, provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date (or 110% of such Fair Market Value if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company or any Related Company) or (b) the par value of a share of Stock on such date.  To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Incentive Stock Option shall be paid in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

4.           Exercise.  No Incentive Stock Option may be exercised by a Participant after the Expiration Date (as defined in paragraph II.5 below) applicable to that option.  Each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

5.           Option Expiration Date.  The "Expiration Date" with respect to an Incentive Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a)           the date that is 10 years after the date on which the Incentive Stock Option is awarded;

(b)           the date established by the Committee at the time of the Award;

(c)           the date that is one year after the Participant's employment with the Company and all Related Companies is terminated because of death or permanent and total disability; as defined in Code Section 22(e)(3); or

    (d)           the date that is three months after the date the Participant's employment with the Company and all Related Companies is terminated for reasons other than death or permanent and total disability.

III.  NON-QUALIFIED STOCK OPTIONS

1.           Definition.  The Award of a Non-Qualified Stock Option under the Plan entitles the Participant to purchase shares of Stock at a price fixed at the time the option is awarded, subject to the following terms of this Part III.

2.           Eligibility.  The Committee shall designate the Participants to whom Non-Qualified Stock Options are to be awarded under the Plan and shall determine the number of option shares to be offered to each of them.

3.           Price.  The purchase price of a share of Stock under each Non-Qualified Stock Option shall be determined by the Committee; provided, however, that in no event shall such price be less than the greater of (a) 100% of the Fair Market Value of a share of Stock as of the Option Date or (b) the par value of a share of such Stock on such date.  To the extent provided by the Committee, the full purchase price of each share of Stock purchased upon the exercise of any Non-Qualified Stock Option shall be paid in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, at the time of such exercise.  Shares of Stock acquired pursuant to the exercise of a Non-Qualified Stock Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the Award agreement.  If the Company shall have a class of its Stock registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, an option holder may also make payment at the time of exercise of a Non-Qualified Stock Option by delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company, that upon such broker's sale of shares of Stock with respect to which such option is exercised, it is to deliver promptly to the Company the amount of sale proceeds necessary to satisfy the option exercise price and any required withholding taxes.

4.           Exercise.  No Non-Qualified Stock Option may be exercised by a Participant after the Expiration Date applicable to that option.  Unless otherwise specified herein, each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments as may be determined by the Committee at the Option Date.

5.           Option Expiration Date.  The "Expiration Date" with respect to a Non-Qualified Stock Option or any portion thereof awarded to a Participant under the Plan means the earliest of:

(a)           the date that is 10 years after the date on which the Non-Qualified Stock Option is awarded;

(b)           the date established by the Committee at the time of the Award;

(c)           the date that is three months after the employee Participant's employment with the Company and all Subsidiaries or the Non-employee Director Participant's service as a member of the Board is terminated for reasons other than Retirement, Disability or death; or

(d)           the date that is three years after the date the employee Participant's employment with the Company and all Subsidiaries or the Non-employee Director Participant's service as a member of the Board is terminated by reason of Retirement, Disability or death.

IV.  RESTRICTED STOCK

1.           Definition.  Restricted Stock Awards are grants of Stock to Participants, the vesting of which is subject to a required period of employment and any other conditions established by the Committee or by the terms of this Plan.

2.           Eligibility.  The Committee shall designate the Participants to whom Restricted Stock is to be awarded and the number of shares of Stock that are subject to the Award.

3.           Terms and Conditions of Awards.  All shares of Restricted Stock awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion and as shall be contained in the agreement referred to in paragraph I.13.

(a)           Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of ten years or such shorter period as the Committee may determine, but no less than one year, after the time of the award of such stock (the "Restricted Period").  Such restrictions shall lapse as to the Restricted Stock in accordance with the time(s) and number(s) of shares as to which the Restricted Period expires, as set forth in the Agreement with the Participant.  Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(b)           An employee Participant whose employment with the Company and all Subsidiaries terminates prior to the end of the Restricted Period other than by reason of death, or Disability shall forfeit all shares of Restricted Stock remaining subject to any outstanding Restricted Stock Award which have not then vested in accordance with the agreement entered into under paragraph I.13.  Notwithstanding the foregoing and the provisions of paragraph I.7(a) hereof, the Committee may in its discretion accelerate the vesting of shares of Restricted Stock in the event of a Participant's death, Disability or Retirement.

(c)           Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee.  Each such certificate shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the COMSTOCK RESOURCES, INC. 2009 Long-term Incentive Plan and an agreement entered into between the registered owner and COMSTOCK RESOURCES, INC.  A copy of such plan and agreement is on file in the office of the Secretary of COMSTOCK RESOURCES, INC., 5300 Town and Country Blvd., Suite 500, Frisco, Texas  75034 or, if the Company changes its principal office, at the address of such new principal office."

(d)           As the Restricted Period for Restricted Stock expires and such restrictions lapse, such Restricted Stock shall be held by a Participant (or his or her legal representative, beneficiary or heir) free of all restrictions imposed by the Plan and the Agreement.  Such shares shall nevertheless continue to be subject to any restriction imposed under applicable securities laws.

V.  RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

1.           Definition.  A "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future. Performance Units are Awards to Participants who may receive value for the units at the end of a Performance Period.  The number of units earned, and value received for them, will be contingent on the degree to which the performance measures established at the time of the initial Award are met.  The term "Performance Units" as used in Parts I through IV of the Plan shall be deemed to include both Restricted Stock Units and Performance Units.

2.           Eligibility.  The Committee shall designate the Participants to whom Restricted Stock Units or Performance Units are to be awarded, and the number of units to be the subject of such Awards.

3.           Terms and Conditions of Awards.  For each Participant, the Committee will determine the timing of Awards; the number of Restricted Stock Units or Performance Units awarded;  the value of Performance Units, which may be stated either in cash or in shares of Stock; the performance measures used for determining whether the Performance Units are earned; the performance period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the performance period, any revision to the performance measures or performance period should be made to reflect significant events or changes that occur during the performance period; the number of earned Performance Units that will be paid in cash and/or shares of Stock; and whether dividend equivalents will be paid on Restricted Stock Units, either currently or on a deferred basis.

4.           Payment.  The Committee will compare the actual performance to the performance measures established for the performance period and determine the number of Performance Units to be paid and their value.  Payment for Performance Units earned shall be wholly in cash, wholly in Stock or in a combination of the two, in a lump sum or installments, and subject to vesting requirements and such other conditions as the Committee shall determine.  The Committee will determine the number of earned units to be paid in cash and the number to be paid in Stock.  For Performance Units awarded in shares of Stock, one share of Stock will be paid for each unit earned.  For Performance Units awarded in cash, cash will be paid for each unit earned equal to (a) its initial cash value,(b) the Fair Market Value of a share of Stock at the end of the performance period or (c) the Fair Market Value of a share of Stock averaged for a number of days determined by the Committee.

(a)           Retirement, Death or Disability.  Notwithstanding the provisions of paragraph I.7(a) hereof, the Committee may in its discretion accelerate the vesting of Restricted Stock Units in the event of a Participant's death, Disability or Retirement.  A Participant whose employment with the Company and all Subsidiaries, or service as a member of the Board, terminates during a performance period because of Retirement, Disability or death shall be entitled to the prorated value of earned Performance Units issued with respect to that performance period, at the conclusion of the performance period based on the ratio of the months of service during the period to the total months of the performance period.  If an employee Participant's employment with the Company and all Subsidiaries terminates, or if a Non-employee Director Participant's service terminates, during a performance period for any reason other than Retirement, Disability or death, the Performance Units issued with respect to that performance period will be forfeited on the date such Participant's employment or service terminates.

VI.  STOCK APPRECIATION RIGHTS

1.           Definition.  A Stock Appreciation Right is an Award that entitles the Participant to receive an amount equal to the difference between the Fair Market Value of the shares of Stock at the time of exercise of the Stock Appreciation Right and the Fair Market Value of the shares of Stock on the date of grant of the Stock Appreciation Right, subject to the following provisions of this Part VI.  Upon the grant of Stock Appreciation Rights that are to be settled in shares of Stock, the number of Rights awarded (and not the "net" number of shares of Stock issued upon exercise of the Rights) shall be considered awarded from the pool of authorized shares of Stock available under the Plan.

2.           Exercise.  A Stock Appreciation Right may be exercised under the applicable terms and conditions of the Award agreement. A Stock Appreciation Right shall entitle the Participant to receive, upon the exercise of the Stock Appreciation Right, either cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as specified in the Award agreement, in an amount equal in value to the excess of the Fair Market Value of the shares of Stock subject to the Stock Appreciation Right as of the date of such exercise over the Fair Market Value of the shares of Stock as of the date of grant of the Stock Appreciation Right.

3.           Expiration Date.  The "Expiration Date" with respect to a Stock Appreciation Right shall be determined by the Committee, not more than 10 years after the date on which the Right is awarded.  If the Right is not exercised before the end of the day on which the Right ceases to be exercisable, such Right shall be deemed exercised as of such date and payment shall be made to the holder in cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as specified in the Award agreement.

Attachment B

CERTIFICATE OF AMENDMENT
TO THE RESTATED ARTICLES OF INCORPORATION
OF
COMSTOCK RESOURCES, INC.

Pursuant to the provisions of Section 78.390 of the Nevada General Corporation Law, the undersigned corporation adopts the following Certificate of Amendment to its Restated Articles of Incorporation:

FIRST:          The name of the corporation is COMSTOCK RESOURCES, INC.

SECOND:    The following amendment to the Restated Articles of Incorporation of the corporation was adopted by the shareholders of the corporation on May 19, 2009 in the manner prescribed by the Nevada General Corporation Law:

BE IT RESOLVED, that Article Fourth of the Restated Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

"FOURTH:      That the amount of the total of the authorized capital stock of the corporation is Eighty Million (80,000,000) shares of which Seventy-five Million (75,000,000) shares are Common Stock, Fifty Cents ($.50) par value per share, and Five Million (5,000,000) shares are Preferred Stock, Ten Dollars ($10.00) par value per share.  The shares of Common Stock shall be identical in all respects and shall have one vote per share on all matters on which stockholders are entitled to vote.  The Preferred Stock may be issued in one or more series; shares of each series shall be identical in all respects and shall have such voting, dividend, conversion and other rights, and such preferences and privileges as may be determined by resolution of the Board of Directors of the Corporation."

THIRD:       The number of shares of the corporation outstanding at the time of the adoption of such amendment was ___________ shares of the corporation's common stock, and the number of shares entitled to vote thereon was ______________.

FOURTH:    The number of shares voted for the foregoing amendment was ___________; and the number of shares voted against such amendment was ___________.

IN WITNESS WHEREOF, the undersigned officers of the corporation have executed the Certificate of Amendment on behalf of the corporation this 19th day of May, 2009.

COMSTOCK RESOURCES, INC.

By:
M. Jay Allison, President and Chief
Executive Officer

By:
Roland O. Burns, Secretary

B-1

COMSTOCK RESOURCES, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 19, 2009
10:00 a.m.
at the Company Headquarters

Directions to
Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 300
Frisco, Texas 75034

COMSTOCK RESOURCES, INC. 5300 TOWN AND COUNTRY BLVD. SUITE 500 FRISCO, TX 75034
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Comstock Resources, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Comstock Resources, Inc., Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

x	PLEASE MARK YOUR VOTES
AS IN THIS EXAMPLE

WITHHOLD
FOR ALL	AUTHORITY FOR	FOR ALL EXCEPT
NOMINEES	ALL NOMINEES	(See instructions below)

Vote on Directors

1.	Election of				NOMINEES:
	Two (2) Class C				____ Roland O. Burns
	Directors (term				____ David K. Lockett
	expires in 2012):	_______	_______	_______

INSTRUCTION: To withhold authority to vote for the individual nominee, mark "FOR ALL EXCEPT"
and fill in the circle next to each nominee you wish to withhold, as shown here:  X

Vote on Proposals                                                                                                                                                                                              For           Against          Abstain

2.	Proposal to adopt the Comstock Resources, Inc. 2009 Long-term Incentive Plan.
3.	Proposal to amend the Restated Articles of Incorporation which will increase the authorized capital stock of the Company to 80,000,000 shares, of which 75,000,000 shares will be Common Stock.
4.	Proposal to ratify the appointment of Ernst & Young LLP independent registered public accounting firm for 2009.
5.	In their discretion on such other matters which may properly come before this meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

NOTE: Please sign exactly as your name appears on this Proxy.  When shares are jointly held, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such.  If signer is partnership, please sign in partnership name by authorized person

SIGNATURE(S)                                                                                     DATE:

ANNUAL MEETING OF STOCKHOLDERS OF

COMSTOCK RESOURCES, INC.

May 19, 2009

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Comstock Resources 2008 Annual Report and Proxy Voting Materials are available at
www.comstockresources.com.

Your vote is important.  Thank you for voting.
(Complete and mail the proxy card only if you do not vote by phone or internet.)
Proxy Card must be signed and dated on the reverse side.

\*/  Please fold and detach card at perforation before mailing  \*/
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COMSTOCK RESOURCES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS – MAY 19, 2009

The undersigned hereby appoints M. Jay Allison and Roland O. Burns, and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Comstock Resources, Inc. to be held Tuesday, May 19, 2009 at 10:00 a.m. and any adjournment or adjournments thereof.  The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be Signed on Reverse Side.)